UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      May 28, 2021

COMSOVEREIGN HOLDING CORP.

(Exact name of registrant as specified in charter)

Nevada	333-150332	46-5538504
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

5000 Quorum Drive, Suite 400 Dallas, TX	75254
(Address of Principal Executive Offices)	(zip code)

(904) 834-4400

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	COMS	The Nasdaq Stock Market LLC

Warrants to purchase Common Stock	COMSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 27, 2021, ComSovereign Holding Corp. (the “Company,” “we,” “us,” or “our company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an investor, pursuant to which the Company sold to the investor a senior secured convertible promissory note in the original principal amount of $11,000,000 (the “Note”) and warrants (the “Warrants”) to purchase up to 1,820,000 shares of our common stock, par value $0.0001 per share (the “Common Stock”), for a purchase price of $10,000,000 (representing an original issue discount of 10.0% on the Note), of which $5,000,000 was paid on May 28, 2021 and $5,000,000 was paid on June 2, 2021.

The Note bears interest at the rate of 6% per annum from the date of funding and matures on May 27, 2023. We are required to make monthly interest payments commencing six months after the date of issuance of the Note and principal payments in 18 equal monthly installments of $611,111 each, commencing six months after the date of issuance of the Note. So long as shares of our Common Stock are registered for resale under the Securities Act of 1933, as amended (the “Securities Act”), or may be sold without restriction on the number of shares or manner of sale, we have the right to make interest and principal payments in the form of additional shares of Common Stock, which shares will be valued at 90% of the average of the five lowest daily volume weighted average price per share of the Common Stock during the ten trading days immediately preceding the date of issuance of such shares of Common Stock (the “Repayment Share Price”); provided, however, that with respect to the first interest payment, the holder of the Note has the right to direct that the payment of such interest be made in shares of Common Stock.

The Note is convertible by the holder in whole or in part at any time after the six-month anniversary of the issuance date into shares of Common Stock at a conversion price of $4.50 per share, subject to adjustment. However, the holder of the Note will not have the right to convert any portion of the Note if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to its conversion and under no circumstances may convert the Note if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to its conversion. We have the right to prepay the Note at any time with no penalty (the “Buy-Back Right”). However, should we exercise our Buy-Back Right, the holder of the Note will have the option of converting 25% of the outstanding principal amount of the Note into shares of Common Stock at a conversion price equal to the lower of (A) the Repayment Price, or (B) the conversion price then in effect.

The Note is guaranteed by each of our subsidiaries and is secured by a first priority lien on all of our assets and properties and the assets and properties of our subsidiaries, subject only to the liens securing approximately $1 million principal amount of outstanding indebtedness of one of our subsidiaries.

The Warrants are exercisable to purchase up to 1,820,000 shares of Common Stock for a purchase price of $4.50 per share, subject to adjustment, at any time on or prior to May 27, 2026, and may be exercised on a cashless basis if the shares of Common Stock underlying the Warrants are not then registered under the Securities Act. The Warrants have the same exercise limitation as is included in the Note.

Pursuant to the Purchase Agreement, we have agreed with the investor to file a registration statement under the Securities Act prior to August 30, 2021 to register the shares of our Common Stock issuable upon conversion of the Note or exercise of the Warrants and to use our best efforts to have such registration statement declared effective by the Securities and Exchange Commission as soon as practicable after filing such registration statement, but in no event later than 75 days after the date of such filing.

In connection with this transaction, we entered into a financial advisory agreement with Kingswood Capital Markets, division of Benchmark Investments, Inc. (the “Advisor”), pursuant to which we paid to the Advisor a cash fee equal to $400,000 in connection with the transactions contemplated by the Purchase Agreement.

The foregoing descriptions of the Purchase Agreement and related exhibits, including the Note, the Warrants, and the guarantee and security agreements, do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements, copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated by reference herein to this Item 1.01 in their entirety.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The equity securities issuable pursuant to the Purchase Agreement were issued in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. The investor receiving our equity securities has represented that it was an “accredited investor,” as defined in Regulation D, and was acquiring the securities described herein for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the shares of common stock have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 8.01. Other Information.

On May 28, 2021, we issued a press release announcing the financing transaction described in this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.

The information under this Item 8.01, including Exhibit 99.1, is deemed “furnished” and not “filed” under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description

10.1*	Securities Purchase Agreement, dated May 27, 2021 between COMSovereign Holding Corp. and Lind Global Asset Management IV, LLC.

10.2	Senior Secured Convertible Promissory Note dated May 27, 2021 of COMSovereign Holding Corp. issued to Lind Global Asset Management IV, LLC.

10.3	Warrant dated May 28, 2021 of COMSovereign Holding Corp. issued to Lind Global Asset Management IV, LLC.

10.4*	Security Agreement dated May 27, 2021 between COMSovereign Holding Corp. and Lind Global Macro Fund.

10.5	Guaranty dated as of May 27, 2021 of the Subsidiaries of ComSovereign Holding Corp. in favor of Lind Global Asset Management IV, LLC.

10.6*	Security Agreement dated as of May 27, 2021 among the Subsidiaries of ComSovereign Holding Corp. and Lind Global Asset Management IV, LLC.

10.7	Form of Patent Security Agreement dated as of May 27, 2021 between certain Subsidiaries of ComSovereign Holding Corp, and Lind Global Asset Management IV, LLC.

10.8	Form of Trademark Security Agreement dated as of May 27, 2021 between certain Subsidiaries of ComSovereign Holding Corp. and Lind Global Asset Management IV, LLC.

99.1	Press Release dated May 28, 2021.

*	Schedules, exhibits and similar supporting attachments to this exhibit are omitted pursuant to Item 601(b)(2) of Regulation S-K. We agree to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2021	COMSovereign Holding Corp.

	By:	/s/ Daniel L. Hodges
Daniel L. Hodges
Chief Executive Officer

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